UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 8, 2009

Grubb & Ellis Healthcare REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53206	20-4738467
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16427 N. Scottsdale Road, Suite 440, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-998-3478

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

As part of and consistent with its self-management program, Grubb & Ellis Healthcare REIT, Inc. (the "Company") has initiated a property management and leasing transition program. Under this program, the Company will implement a customized property management structure aimed at improving property operational performance at the asset and service provider levels, including the elimination of oversight fees, and a Company-directed leasing plan to optimize occupancy levels. In connection with this program, on July 2, 2009, the Company provided notice, on behalf of its wholly-owned subsidiaries (each a "REIT Subsidiary"), to Triple Net Properties Realty, Inc. ("Realty") pursuant to each property management agreement entered into between a REIT Subsidiary and Realty (each, a "Management Agreement"), that each REIT Subsidiary elects to terminate its Management Agreement with Realty and proceed with a property management transition program under which Realty will cease to serve as the property manager effective as of September 1, 2009. The Company also provided notice to Realty of the election by the REIT Subsidiaries to have Realty terminate all sub-management agreements effective as of September 1, 2009, except for certain agreements to be assigned to the applicable REIT Subsidiaries, with such terminations being done under the direction of the Company.

The Company is currently in the process of conducting a competitive bid process for third party management companies for those portfolio properties requiring external property management, subject to the Company's performance standards and oversight. Certain properties will be managed directly by the Company, subject to compliance with all applicable REIT requirements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Grubb & Ellis Healthcare REIT, Inc. (the "Company") is transitioning to become a self-managed REIT. In connection with this transition, on November 14, 2008, the Company engaged Scott D. Peters, the Company’s Chairman, Chief Executive Officer and President as its full-time employee pursuant to a letter agreement. Additionally, the Company hired Kellie S. Pruitt and, on January 28, 2009, appointed her as its Chief Accounting Officer. The Company subsequently appointed Ms. Pruitt as its Assistant Secretary and Treasurer. Further, the Company engaged Mark Engstrom as an independent consultant to serve as its acquisition and asset manager, with the expectation that it would engage Mr. Engstrom as its full-time employee in the future.

Effective July 1, 2009, the Company entered into an employment agreement with each of Mr. Peters, Mr. Engstrom and Ms. Pruitt. The Company has established the compensation packages for these executives based on the advice and recommendations of the Compensation Committee of the Company’s board of directors (the "Compensation Committee") and independent consultants, with a view on emphasizing competitive, performance-based compensation. The Company has engaged outside executive compensation consultants Towers Perrin and Christenson Advisors to assist the Compensation Committee in this area. At the request of the Compensation Committee, the Company’s compensation consultants provide input to the Compensation Committee on the design and philosophy of the Company’s executive compensation program, and reports on the competiveness of such program in the marketplace. The Company’s compensation program also takes into account the general business and political environment in which compensation decisions are made.

The Company’s executive compensation packages are structured to be competitive in the marketplace, reward the achievement of specific short-, medium- and long-term strategic goals and align the interests of key employees with stockholders by rewarding executive performance. The Company refrains from using highly leveraged incentives that drive risky, short-term behavior. By rewarding performance, the Company is better positioned to achieve the ultimate objective of increasing stockholder value. To emphasize performance-based compensation, the Company targets the level of cash and stock based compensation paid to its executives to be consistent with the compensation paid by a peer group of companies, and provides the opportunity to earn additional compensation through annual bonuses, and through medium- and long-term management incentive plans (subject and subordinate to certain thresholds to provide for stockholder return). The Company, through the Compensation Committee, has set salaries for its executives at the top end of the mid-range of salaries paid by a peer group of companies.

A key priority for the Company today and in the future is to attract, retain and motivate a top quality management team. This is especially important given the Company’s transition to self-management. The Company’s executive compensation packages were designed to reflect the increased level of responsibilities and scope of duties attendant with the Company’s transition to self-management. The compensation paid to the executives is designed to achieve the right balance of incentives and appropriately reward the Company’s best executives and maximize their performance over the long-term.

The material terms of the employment agreements with Messrs. Peters and Engstrom and Ms. Pruitt are summarized below. The employment agreement with Mr. Peters replaces his prior letter agreement, dated November 14, 2008. Mr. Engstrom has been working full time for us as an independent consultant since February of 2009. Mr. Engstrom has been engaged as Executive Vice President – Acquisitions.

Term. Mr. Peters’ employment agreement is for an initial term ending December 31, 2013. Beginning on that date, and on each anniversary thereafter, the term of the agreement automatically will extend for additional one-year periods unless either party gives prior notice of non-renewal. Mr. Engstrom’s and Ms. Pruitt’s employment agreement is for an initial term ending June 30, 2011. At the sole discretion of the Company, Mr. Engstrom’s and Ms. Pruitt’s agreement may be extended for an additional one-year term.

Base Salary and Benefits. The agreements provide for the following initial annual base salaries: Mr. Peters, $500,000; Mr. Engstrom, $275,000; and Ms. Pruitt, $180,000. All salaries may be adjusted from year to year in the sole discretion of the Compensation Committee, provided that Mr. Peters’ base salary may not be reduced. The agreements provide that each of the executives will be eligible to earn an annual performance bonus in an amount determined at the sole discretion of the Compensation Committee for each year. Mr. Peters’ initial maximum bonus is 200% of base salary. Mr. Engstrom’s and Ms. Pruitt’s initial target bonus is 100% and 60%, respectively, of base salary. Each executive is entitled to all employee benefits and perquisites made available to senior executives of the Company, provided that the Company will pay 100% of the premiums for each executive’s health care coverage under its group health plan. Mr. Engstrom also will receive relocation expenses (up to a maximum of $30,000) in connection with his move from Colorado to Arizona.

Equity Grants. Messrs. Peters and Engstrom and Ms. Pruitt each received (or will receive) equity grants in connection with entering into their employment agreements. The equity awards are granted under and pursuant to the terms and conditions of the NNN Healthcare/Office REIT, Inc. 2006 Incentive Plan (the "2006 Plan"). Pursuant to the terms of his employment agreement, on July 1, 2009, Mr. Peters was entitled to receive a grant of 50,000 fully-vested shares; however, Mr. Peters elected, pursuant to the terms of his employment agreement to receive a cash award of $250,000 in lieu of 25,000 shares.. He also was entitled to receive a grant of 100,000 restricted shares of the Company’s common stock, 25% of which was immediately vested and the remaining shares are subject to vesting in equal annual installments during the balance of the term of the employment agreement, provided he is employed by the Company on each such vesting date. In addition, pursuant to the terms of his employment agreement, Mr. Peters is entitled to receive on each of the first three anniversaries of the effective date of the agreement, an additional 100,000 restricted shares of the Company’s common stock, 25% of which will be immediately vested upon grant and the remaining shares will vest in equal annual installments during the balance of the term of the employment agreement, provided he is employed by the Company on each such vesting date. Mr. Peters’ may in his sole discretion elect to receive a restricted cash award in lieu of up to one-half of each grant of restricted shares (i.e., up to 50,000 shares), which restricted cash award will be equal to the fair market value of the foregone restricted shares and will be subject to the same restrictions and vesting schedule as the foregone restricted shares. Mr. Peters elected to receive a restricted cash award of $500,000 in lieu of 50,000 shares with respect to the first restricted share grant.

Pursuant to the terms of his employment agreement, Mr. Engstrom will receive a grant of 40,000 restricted stock units 60 days after his relocation to Arizona. The restricted stock units will vest and convert to shares of the Company’s common stock in equal annual installments of 33-1/3% each, on the first, second and third anniversaries of the date of grant, provided he is employed by the Company on each such vesting date.

Pursuant to the terms of her employment agreement, Ms. Pruitt will receive a grant of 25,000 restricted stock units 30 days after the effective date of the employment agreement. The restricted stock units will vest and convert to shares of the Company’s common stock in equal annual installments of 33-1/3% each, on the first, second and third anniversaries of the date of grant, provided she is employed by the Company on each such vesting date.

Mr. Peters’ shares of restricted stock and restricted cash award(s) and Mr. Engstrom’s and Ms. Pruitt’s restricted stock units will become immediately vested and, with respect to the restricted stock units, convert to shares of the Company’s common stock, upon the earlier occurrence of (i) their termination of employment by reason of death or disability, (ii) their termination of employment by the Company without cause or by the executive for good reason (as such terms are defined in the employment agreement), or (iii) a change in control of the Company (as defined in the 2006 Plan).

Severance. Each of the employment agreements also specifies the payments and benefits to which Messrs. Peters and Engstrom and Ms. Pruitt are entitled upon a termination of employment for specified reasons. If the executive’s employment is terminated by the Company without cause, or he or she resigns for good reason (as such terms are defined in the employment agreement), the executive will be entitled to the following benefits:

• in the case of Mr. Peters, a lump sum severance payment equal to (a) the sum of (i) three times his then-current base salary plus (ii) an amount equal to the average of the annual bonuses earned prior to the termination date (if termination occurs in the first year, the bonus will be calculated at $1,000,000), multiplied by (b) (i) if the date of termination occurs during the initial term, the greater of one, or the number of full calendar months remaining in the initial term, divided by 12, or (ii) if the date of termination occurs during a renewal term after December 31, 2013, 1; provided that in no event may the severance benefit be less than $3,000,000;

• in the case of Mr. Engstrom and Ms. Pruitt, a lump sum severance payment equal to two times his or her then-current base salary;

• continued health care coverage under COBRA for 18 months, in the case of Mr. Peters, or six months, in the case of Mr. Engstrom and Ms. Pruitt, with all premiums paid by the Company; and

• continuation of the equity interest described below.

If the executive’s employment is terminated by the Company by reason of his or her disability, in addition to receiving his or her accrued rights, such as earned but unpaid base salary and any earned but unpaid benefits under Company incentive plans, the executive will be entitled to continued health care coverage under COBRA, with all premiums paid by the Company, for 18 months, in the case of Mr. Peters, or six months, in the case of Mr. Engstrom or Ms. Pruitt.

In the event of a termination due to death, cause or resignation without good reason, an executive will receive his or her accrued rights, but he or she will not be entitled to receive severance benefits under the agreement.

Management Incentive Program. As previously disclosed in the Company’s Post-Effective Amendment No. 11 to Form S-11, filed on April 21, 2009, with the Securities and Exchange Commission, the Company anticipates adopting an incentive program for certain members of its management team and directors, pursuant to which participants will be members of a limited liability company that will hold a subordinated participation interest that will be entitled to subordinated distributions upon certain liquidity events. The terms of the management incentive program are subject to change and have not been finally determined or approved by the Company’s board of directors. If and when the board of directors approves the program, each of Messrs. Peters and Engstrom and Ms. Pruitt will be entitled to participate.

Non-Compete Agreement. Each of Messrs. Peters and Engstrom and Ms. Pruitt entered into a non-compete and non-solicitation agreement with the Company. These agreements generally require the executives to refrain from competing with the Company within the United States and soliciting the Company’s customers, vendors, or employees during employment through the occurrence of a liquidity event. The agreements also limit the executives ability to disclose or use any of the Company’s confidential business information or practices.

A copy of each of the employment agreements is attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1 Employment Agreement between Grubb & Ellis Healthcare REIT, Inc. and Scott D. Peters, effective as of July 1, 2009.

10.2 Employment Agreement between Grubb & Ellis Healthcare REIT, Inc. and Mark Engstrom, effective as of July 1, 2009.

10.3 Employment Agreement between Grubb & Ellis Healthcare REIT, Inc. and Kellie S. Pruitt, effective as of July 1, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT, Inc.

July 8, 2009	By:	/s/ Scott D. Peters

Name: Scott D. Peters
Title: Chief Executive Officer & President

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Grubb & Ellis Healthcare REIT, Inc. and Scott D. Peters, effective as of July 1, 2009
10.2	Employment Agreement between Grubb & Ellis Healthcare REIT, Inc. and Mark Engstrom, effective as of July 1, 2009
10.3	Employment Agreement between Grubb & Ellis Healthcare REIT, Inc. and Kellie S. Pruitt, effective as of July 1, 2009